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                                  EXHIBIT 10.3

                  MPEG Audio Patent License Agreement dated August 9, 2002, between Koninklijke Philips Electronics N.V. and Metatec International, Inc.

This Agreement is entered into this 9th day of August, 2002 by and between


KONINKLIJKE PHILIPS ELECTRONICS N.V., having its registered offices in Eindhoven, The Netherlands, (hereinafter referred to as "Philips")


and


METATEC INTERNATIONAL, INC., having its registered office in 7001 Metatec Blvd., Dublin, Ohio 43017 (hereinafter referred to as "Licensee")



WHEREAS the parties hereto have entered into a DVD Video Disc and DVD ROM Disc Patent License Agreement (hereinafter referred to as the "DVD Agreement"), whereby Philips has granted to Licensee the right to use certain patents owned by Philips, Sony Corporation and Pioneer Corporation respectively in connection with the manufacture and sale of DVD-Video Discs (as defined in the DVD Agreement);

WHEREAS Philips, together with the Institut fur Rundfunk Technik G.m.b.H. of Munchen (Germany) and France Telecom R&D of Issy Les Moulineaux (France) own certain patents relating to the MPEG-1 Layer II and the MPEG-2 Layer II Audio technology, which are being used in connection with the manufacture of DVD-Video Discs; these patents (hereinafter referred to as "the MPEG Audio Patents") are listed in Exhibit I hereto;


It is hereby agreed as follows:

FOR THE DURATION OF THE DVD AGREEMENT AND SUBJECT TO THE FULL COMPLIANCE BY LICENSEE WITH ITS OBLIGATIONS UNDER THE DVD AGREEMENT, PHILIPS HEREBY GRANTS TO LICENSEE AND LICENSEE HEREBY ACCEPTS THE RIGHT TO USE THE MPEG AUDIO PATENTS SOLELY FOR THE DECODING OF DIGITAL AUDIO SIGNALS IN ACCORDANCE WITH THE ISO/IEC 11172-3 MPEG-1 LAYER II AND/OR THE ISO/IEC 13818-3 MPEG-2 LAYER II AUDIO STANDARD IN CONNECTION WITH THE MANUFACTURE OF DVD-VIDEO DISCS. THE ROYALTIES FOR THE USE OF THE MPEG AUDIO PATENTS ARE INCLUDED IN THE ROYALTIES PAYABLE UNDER THE DVD AGREEMENT.

Licensee shall have the right to use the MPEG-2 Audio logo on DVD-Video Discs, which conform to the ISO/IEC 13818-3 MPEG-2 Audio Standard, manufactured by it in accordance with the provisions of this Agreement and the DVD Agreement.

In addition to the reporting of DVD-Video Discs in accordance with Article 4.03 of the DVD Agreement, Licensee shall also report the quantities of DVD-Video Discs making use of the above-mentioned MPEG-1 Layer II and/or MPEG-2 Layer II Audio Standard.

The relevant provisions of the DVD Agreement shall apply, mutatis mutandis, to this Agreement.

Signed for and on behalf of:

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Koninklijke Philips Electronics N.V.        Metatec International, Inc.




/s/ B. Mache                                  /s/ Gary W. Qualmann
-------------------------------             ------------------------------
Name:  Bernd Mache                          Name:  Gary W. Qualmann

Title: Chief Financial Officer             Title:  Chief Financial Officer
      -------------------------                  -------------------------
         Date:  August 13, 2002                    Date:  August 9, 2002
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